--------------------------------------------------------------------------------

IRIS INTERNATIONAL, INC.


                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

CONTACTS:  CESAR GARCIA
           PRESIDENT AND CHIEF EXECUTIVE OFFICER
           818-709-1244 X123 OR
           RON STABINER, THE WALL STREET GROUP, INC.
           212-888-4848

FOR IMMEDIATE RELEASE:

         IRIS REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR 2004 REVENUE

              PROVIDES 2005 GUIDANCE OF AT LEAST 25% REVENUE GROWTH
                     AND AT LEAST 100% INCREASE IN EARNINGS

CHATSWORTH, CALIF., MARCH, 1, 2005 - IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced record revenues of $12.2 million for the fourth quarter ended Dec. 31, 2004, and full year revenues of $43.6 million, a 39% increase over 2003 revenues. The record performance results primarily from sales for its new iQ(R)200 Automated Urinalysis Analyzer, increasing recurring revenues from sales of consumables, and a strong contribution from the Company's StatSpin(R) small laboratory devices subsidiary.

                            KEY FINANCIAL INDICATORS


(000s omitted, except      Q4-04     Q4-03        Q4      FY 2004    FY 2003     FY
      per share                                (% chg)                         (% chg)
----------------------   --------   --------   -------   --------   --------   -------
CONSOLIDATED REVENUE .   $ 12,186   $ 10,259       19%   $ 43,650   $ 31,345       39%

DIAGNOSTICS REVENUE ..   $ 10,145   $  8,446       20%   $ 35,307   $ 25,269       40%

STATSPIN REVENUE .....   $  2,041   $  1,813       13%   $  8,343   $  6,076       37%

GROSS PROFIT MARGIN ..   $  6,096   $  4,711       29%   $ 21,391   $ 15,633       37%

OPERATING INCOME .....   $  1,344   $    234      474%   $  4,465   $   (543)     922%

NET INCOME (LOSS) ....   $    830   $     80      938%   $  2,280   $   (530)     530%

EPS - BASIC ..........   $   0.05   $   0.01      400%   $   0.16   $  (0.05)     420%

EPS - DILUTED ........   $   0.05   $   0.01      400%   $   0.14   $  (0.05)     380%

EBITDA ...............   $  1,769   $    618      186%   $  6,121   $    580      955%

BASIC - AVERAGE SHARES     15,913     11,709       36%     14,459     11,245       29%

DILUTED AVERAGE SHARES     16,880     13,129       29%     15,818     11,245       41%

CASH (at year end) ...                                   $ 12,800   $  2,400      433%

DEBT (at year end) ...                                   $      0   $  5,032     -100%
--------------------------------------------------------------------------------------

OTHER 2004 OPERATIONAL HIGHLIGHTS:


         o        INCREASED EARNINGS TO $0.14* PER DILUTED SHARE FROM $(0.05)
         o        OPERATING INCOME IMPROVED TO $4,465K FROM $(543K)
         o        340 IQ200 ANALYZERS SHIPPED THROUGH DEC. 31, 2004
         o SALES OF CONSUMABLES AND SERVICE OF $20 MILLION, AN INCREASE OF 17% COMPARED TO 2003
         o NET OPERATING LOSSES CARRY-FORWARD OF $15 MILLION AVAILABLE FOR FUTURE PERIODS
         o        STRONG BALANCE SHEET
         -----------------------------------------------------------------------

               * ASSUMES 40% TAX RATE DESPITE NOLS THAT ELIMINATE PAYMENT OF FEDERAL INCOME TAXES FOR 2004.

"I am pleased to report that we have achieved record quarterly and annual revenues in this, our first full year of sales of the iQ200 microscopy analyzer. We are very satisfied with our fourth quarter revenues of $12.2 million, our third consecutive quarter with sequential revenue growth, representing a 19% increase over the same period last year. Our performance reflects the quality of our new products, the caliber of our distribution partners which have adopted the iQ200 as their flagship product, and the excellent performance of our management team and employees," stated Cesar Garcia, Chief Executive Officer of IRIS. Our employees have worked with extreme dedication to transition this company from a vision to a reality.

"We have met our annual earnings target of 14 cents per diluted share despite two significant developments in the second half of the year. In June 2004, IRIS met the criteria to comply with Section 404 of the Sarbanes-Oxley Act, relating to internal controls over financial reporting, commencing with its 2004 financial statements. Section 404 compliance expenses during 2004 amounted to approximately $400,000, significantly more than the Company had anticipated. In addition, in September 2004 we recorded a non-cash devaluation of $531,000 on a security held by IRIS since 1999. The combined effects of these two events resulted in an income reduction during the second half of the year of approximately $0.9 million, or $0.03 per diluted share. Increased revenues and improved manufacturing efficiencies, however, offset these costs.

"The 2004 year was a transitional one for the Company, as we addressed many operational and financial issues. We forecasted gradual improvements in earnings throughout the year, as our IN VITRO Diagnostics Division significantly reduced the learning curve expenses, product introduction costs and manufacturing variances associated with the iQ200 ramp up. For example, sales of diagnostics consumables and service increased to $20 million, a 17% increase over the prior year, notwithstanding that most iQ200 and AX4280 analyzers were under warranty and did not generate significant service revenue in 2004.

"It is also important to highlight that as a result of the placement of 2.1 million shares of our common stock plus option and warrant exercises in 2004, our average diluted shares increased by 41 percent as compared to 2003. Overall, we are very satisfied with the operational turnaround and strong financial position achieved in 2004," Mr. Garcia said.

Net revenues for the fourth quarter ended Dec. 31, 2004, rose 19% to $12.2 million, compared with $10.3 million in the corresponding quarter of 2003. Net income was $830,000, or $0.05 per basic and diluted share, on 16.9 million basic and diluted shares outstanding, compared with net income of $80,000, or $0.01 per basic and diluted share, on 13.1 million basic and diluted shares outstanding in the fourth quarter of 2003.

For the year ended Dec. 31, 2004, net revenues rose 39% to $43.6 million, compared with $31.3 million during 2003. Net income was $2.3 million, or $0.14 per diluted share ($0.16 per basic share) on 15.8 million diluted shares (14.5 million basic shares outstanding), compared with a net loss of $530,000, or $0.05 per basic and diluted share on 11.2 million basic and diluted shares outstanding during 2003.

The IN VITRO diagnostics segment of the business grew to approximately 83% of the Company's fourth quarter revenues. The international sector continues to get stronger, and represented approximately 19% of the IN VITRO diagnostics segment's fourth quarter revenues. "We are also pleased to report that revenue from consumables, supplies and services is growing and represented 53% of the fourth quarter revenues of the IN VITRO diagnostics segment and approximately 44% of our consolidated revenues over the same period. Instrument bookings for the first quarter 2005 are stronger than anticipated, and our consumable revenue growth should continue to accelerate during 2005," Mr. Garcia stated.

Revenues from StatSpin, our small laboratory devices subsidiary, were $2.0 million for the fourth quarter, up from $1.8 million in the year-ago period, a 13% increase. "StatSpin's revenues for 2004 ended 37% ahead of last year, averaging approximately $2.1 million per quarter," Mr. Garcia stated. "StatSpin is also experiencing strong bookings this quarter which should result in revenues for the first quarter of 2005 comparable to third quarter of 2004. StatSpin is on schedule to release their new centrifuge, the Express 3, in the second quarter of 2005."

IRIS' gross profit margin increased to 50% in the fourth quarter versus 46% in the prior year quarter, primarily due to strong sales of instruments and consumables and service and lower manufacturing costs during the quarter. For the year, gross profit margin was 49%, a small decrease over the prior year resulting from increased international sales of iQ200 Microscopy Analyzers and related consumables through distributors at lower margins.

As of Dec. 31, 2004, IRIS had $12.8 million in cash on hand and net operating loss tax carry-forwards of $15 million available for use in future years. During 2004, IRIS International's ADIR research subsidiary received $4,292,000 in grants for work on a number of projects that are underway.


2005 GUIDANCE:

         o        PROJECTED REVENUE GROWTH OF AT LEAST 25%
         o        PROJECTED EARNINGS PER SHARE OF AT LEAST $0.30

Mr. Garcia also commented on the Company's guidance for 2005. "During 2005, we expect consolidated revenues to grow at least 25% over 2004 results and earnings to at least double to $0.30 per share on estimated diluted shares of approximately 18.3 million. The expected increase in earnings is primarily a result of higher revenues from increased sales of IN VITRO diagnostic instruments and related consumables, and lower manufacturing costs of diagnostic instruments.

"These projections also incorporate increased research and development expenses in support of a promising technology feasibility program to expand our iQ200 platform into advanced urinalysis applications. These potential product applications could open significant business opportunities in high-value testing related to the diagnosis of bacteria, cancer and rare cell detection in urine. We have begun research on automated bacteria identification within a urine sample to replace urine cultures. Given the estimated addressable market of approximately $300 million and few, if any, applications available for rapid identification of bacteria in urine, the success of our research could have a significant impact on the future addressable market for an expanded iQ200 platform. We are pleased with the progress to date and hope to have a conclusion as to feasibility of development by the end of the calendar year. We are also investigating companies with technologies or product lines that can potentially assist us in implementing this vision.

"IRIS International will also invest in existing product development. Our three-year outlook calls for significant annual organic growth in profits and revenues, all from our current platform and product extensions, while making appropriate investments in new technology which, if successful, can create new streams of income and substantially diversify and accelerate our growth. Further development of our product line is strategically important and necessary to consolidate our position as the premier urinalysis company," Mr. Garcia said.

EBITDA:

IRIS International has prepared EBITDA data applicable to 2004 to supplement its results determined under applicable generally accepted accounting principles
(GAAP). The adjusted amounts are not meant as a substitute for GAAP, but are included solely for informational purposes. Management believes that EBITDA is an important indicator of performance since net income does not reflect the non-cash effects of IRIS' tax-loss carryforwards, depreciation and amortization and other non-cash items included in income. The differences between EBITDA and GAAP net income (loss) are as follows:

                                         THREE MONTHS ENDED      YEAR ENDED
                                            DECEMBER 31,        DECEMBER 31,
                                         ------------------   -----------------
                                           2004       2003      2004      2003
                                         -------    -------   -------   -------
                                                     (in thousands)

Net income (loss) ....................   $   830    $    80   $ 2,280   $  (530)
Depreciation and amortization ........       426        413     1,657     1,152
Interest expense (income), net .......       (40)        71       133       311
Write-down of investment securities ..      --         --         531      --
Income tax expense (benefit) .........       553         54     1,520      (353)
                                         -------    -------   -------   -------
EBITDA, as adjusted (A) ..............   $ 1,769    $   618   $ 6,121   $   580
                                         =======    =======   =======   =======
----------
(a) EBITDA represents net income (loss) before interest expense (net of interest income), income tax expense (benefit), depreciation and amortization plus the non-cash write-down in a security investment . EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by or used in operating activities and should not be considered in isolation, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles.


THE COMPANY WILL HOLD A CONFERENCE CALL WITH MEMBERS OF THE INVESTMENT COMMUNITY AT 11:00 A.M., EASTERN TIME TODAY. TO PARTICIPATE IN THE CALL, DIAL 1-800-289-0529 APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. INTERNATIONAL CALLERS SHOULD DIAL 913-981-5523. A WEBCAST OF THE CALL CAN BE ACCESSED AT www.proiris.com OR AT www.vcall.com.

THE COMPANY

IRIS International, Inc. (WWW.PROIRIS.COM) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's newest generation iQ(R)200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented Automated Intelligent Microscopy (AIM) technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. The Company's StatSpin(R) subsidiary, based in Norwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future commercial revenues, market growth, capital requirements, and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: the acceptance by customers of our new iQ(R)200 product platform, our substantial expansion of international sales and our reliance on key suppliers, the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.


                                 (TABLES FOLLOW)

                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


   (in thousands except for per share amounts)                   FOR THE
                                                           THREE MONTHS ENDED
                                                                 DEC. 31
                                                           --------------------
                                                             2004        2003
                                                           --------    --------


Sales of IVD instruments ...............................   $  4,751    $  3,735
Sales of IVD consumables and service ...................      5,394       4,561
Sales of small laboratory devices and supplies .........      2,041       1,813
Royalty and license revenues ...........................       --           150
                                                           --------    --------

Net revenues ...........................................     12,186      10,259
                                                           --------    --------

Cost of goods - IVD instruments ........................      2,976       2,641
Cost of goods - IVD consumables and service ............      2,156       1,979
Cost of goods - small laboratory devices and supplies ..        958         928
                                                           --------    --------

Cost of goods sold .....................................      6,090       5,548
                                                           --------    --------

Gross margin ...........................................      6,096       4,711
                                                           --------    --------

Marketing and selling expenses .........................      2,112       1,605
General and administrative expenses ....................      1,800       2,005
Research and development, net ..........................        840         867
                                                           --------    --------

Total operating expenses ...............................      4,752       4,477
                                                           --------    --------

Operating income .......................................      1,344         234

Other income (expense):
   Interest income .....................................         44          10
   Interest expense ....................................         (5)        (82)
   Other income (expense) ..............................       --           (28)
                                                           --------    --------

Income before income taxes .............................      1,383         134

Provision for income taxes .............................        553          54
                                                           --------    --------
Net income .............................................   $    830    $     80
                                                           ========    ========

Basic and diluted net income per share .................   $   0.05    $   0.01
                                                           ========    ========

Basic - average shares outstanding .....................     15,913      11,709
                                                           ========    ========

Diluted - average shares outstanding ...................     16,880      13,129
                                                           ========    ========


                                     (MORE)

                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            FOR THE YEAR ENDED
      (in thousands except for per share amounts)                 DEC. 31
                                                           --------------------
                                                             2004        2003
                                                           --------    --------
                                                         (unaudited)

Sales of IVD instruments ...............................   $ 14,845    $  7,470
Sales of IVD consumables and service ...................     20,126      17,252
Sales of small laboratory devices and supplies .........      8,343       6,076
Royalty and license revenues ...........................        336         547
                                                           --------    --------

Net revenues ...........................................     43,650      31,345
                                                           --------    --------

Cost of goods - IVD instruments ........................     10,092       5,982
Cost of goods - IVD consumables and service ............      7,982       6,629
Cost of goods - small laboratory devices and supplies ..      4,185       3,101
                                                           --------    --------

Cost of goods sold .....................................     22,259      15,712
                                                           --------    --------

Gross margin ...........................................     21,391      15,633
                                                           --------    --------

Marketing and selling expenses .........................      7,165       5,346
General and administrative expenses ....................      5,841       6,437
Research and development, net ..........................      3,920       4,393
                                                           --------    --------

Total operating expenses ...............................     16,926      16,176
                                                           --------    --------

Operating income (loss) ................................      4,465        (543)

Other income (expense):
   Interest income .....................................        111          40
   Interest expense ....................................       (243)       (351)
   Other income (expense) ..............................       (534)        (29)
                                                           --------    --------

Income (loss) before income taxes (benefit) ............      3,799        (883)

Provision (benefit) for income taxes ...................      1,519        (353)
                                                           --------    --------
Net income (loss) ......................................   $  2,280    $   (530)
                                                           ========    ========

Basic net income (loss) per share ......................   $   0.16    $  (0.05)
                                                           ========    ========

Diluted net income (loss) per share ....................   $   0.14    $  (0.05)
                                                           ========    ========

Basic - average shares outstanding .....................     14,459      11,245
                                                           ========    ========

Diluted - average shares outstanding ...................     15,818      11,245
                                                           ========    ========


                                     (MORE)

                            IRIS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                DEC. 31,    DEC. 31,
                                 (in thousands)                   2004        2003
                                                                --------    --------
                                                              (unaudited)
Current assets:
Cash and cash equivalents ...................................   $ 12,839    $  2,444
Accounts receivable, net ....................................      8,967       7,193
Inventories, net ............................................      7,834       5,353
Prepaid expenses and other current assets ...................        603         462
Investment available for sale ...............................        198         582
Deferred tax asset ..........................................      3,650       1,573
                                                                --------    --------
     Total current assets ...................................     34,091      17,607

Property and equipment, net .................................      3,880       3,613
Goodwill ....................................................        189         189
Software development costs, net .............................      1,930       2,397
Deferred tax asset ..........................................      3,483       7,220
Inventories - long term portion .............................        290         974
Other assets ................................................      2,314         481
                                                                --------    --------
Total assets ................................................   $ 46,177    $ 32,480
                                                                ========    ========

 Liabilities And Shareholders' Equity
Current liabilities:
Accounts payable ............................................   $  4,314    $  3,636
Accrued expenses ............................................      3,398       2,956
Short-term borrowings .......................................       --         2,900
Current portion of long-term debt ...........................       --           350
Deferred revenue ............................................      1,134       1,151
                                                                --------    --------
     Total current liabilities ..............................      8,846      10,993

Long-term debt ..............................................       --         1,782
Deferred revenue, long term .................................        173         238
                                                                --------    --------
     Total liabilities ......................................      9,019      13,013

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value, authorized:  50 million shares,
  issued and outstanding shares:  15,962 and 11,901 .........        159         119
Additional paid-in capital ..................................     59,957      44,717
Unearned compensation .......................................       (125)        (45)
Accumulated other comprehensive income (loss) ...............         11        (200)
Accumulated deficit .........................................    (22,844)    (25,124)
                                                                --------    --------
Total shareholders' equity ..................................     37,158      19,467
                                                                --------    --------
Total liabilities and shareholders' equity ..................   $ 46,177    $ 32,480
                                                                ========    ========


                                       END